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                                                                    Exhibit 23.1


                     [Letterhead of Deloitte & Touche LLP]



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-16947 of USN Communications, Inc. of our report dated March 14, 1997 which expresses an unqualified opinion and includes an explanatory paragraph concerning substantial doubt about the entity's ability to continue as a going concern, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP

April 9, 1997
Chicago, Illinois